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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: May 30, 1997

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


Exact Name of Registrant                   Commission     I.R.S. Employer
as Specified in Its Charter                File Number   Identification No.
----------------------------------------   -----------   ------------------

Hawaiian Electric Industries, Inc.            1-8503       99-0208097
Hawaiian Electric Company, Inc.               1-4955       99-0040500


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                                State of Hawaii
                ----------------------------------------------
                (State or other jurisdiction of incorporation)


                  900 Richards Street, Honolulu, Hawaii 96813
       ----------------------------------------------------------------
             (Address of principal executive offices and zip code)


Registrant's telephone number, including area code:

              (808) 543-5662 - Hawaiian Electric Industries, Inc.
              (808) 543-7771 - Hawaiian Electric Company, Inc.

                                     None
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)

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

ITEM 5. OTHER EVENTS

     Except for historical information contained herein, the matters set below are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as the effect of economic conditions; product demand and market acceptance risks; competitive products and pricing; governmental and regulatory actions; the adjustments made pursuant to the acquisition agreement; the results of integration of the Bank of America, FSB - Hawaii operations with the operations of American Savings Bank, F. S. B. (ASB); the results of financing efforts; and the timing and extent of changes in interest rates. Investors are also directed to consider other risks and uncertainties discussed in other periodic reports filed by Hawaiian Electric Industries, Inc. (HEI) with the Securities and Exchange Commission.

PURCHASE AND ASSUMPTION AGREEMENT BETWEEN BANK OF AMERICA, FSB (BoA) AND ASB

     On May 26, 1997, ASB entered into a Purchase and Assumption Agreement with BoA for the purchase of certain assets (including branches in Hawaii and Hawaii-based loans) and assumption of certain liabilities (including most Hawaii deposits and branch lease and contract obligations) of BoA, subject to approval of the Office of Thrift Supervision. On May 27, 1997, HEI issued a news release about the agreement and on May 30, 1997, Robert F. Clarke, HEI President and CEO, further announced that "the acquisition of Bank of America's Hawaii operations has the potential to add zero to 50 basis points to HEI's return on average common equity in 1998 and up to another 50 basis points in 1999."
     Robert F. Clarke also discussed ASB's projection of: (1) assets to be purchased and liabilities assumed and (2) interest rate spread on acquisition:


ASB/BoA - HAWAII ACQUISITION *
($ in millions)
Assets to be purchased (at historical book value)
     Loans                                 $  892
     Less - reserves                           (7)
                                           ------
                                              885
     Cash and due from banks                  669
     Fixed and other assets                    29
                                           ------
                                           $1,583
                                           ======
Deposit and other liabilities assumed
 (at historical book value)                $1,583
                                           ======

* Amounts are based on information available as of February 28, 1997 and are subject to adjustments at closing.

In addition, ASB will pay a premium amounting to 7% of certain deposits assumed (currently projected to approximate $96 million based on information available as of February 28, 1997), subject to certain adjustments.

To maintain its "well-capitalized" classification after the acquisition, it is anticipated HEI Diversified, Inc. (a subsidiary of HEI and parent company of ASB), with capital provided to it by HEI, will need to contribute approximately $160 million of capital to ASB.

Interest Rate Spread on Acquisition
(does not reflect impact of purchase accounting adjustments)
-------------------------------------------------------------------
($ in millions)
Yield on Assets (Stated Rate)
----------------------------------------
Loans                                                 $  892   8.92%
MBS purchases **                                         635   7.10
                                                      ------   ----
                                                      $1,527   8.16%
                                                      ======   ====
Cost of Liabilities (Stated Rate)
----------------------------------------
Core deposits                                         $1,010   2.39%
Certificates                                             552   5.17
                                                      ------   ----
                                                      $1,562   3.37%
                                                      ======   ====
Interest Rate Spread                                           4.79%
                                                               ====

** Mortgage-backed securities expected to be purchased upon closing by ASB.

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

REGULATION OF ELECTRIC UTILITY RATES - MAUI ELECTRIC COMPANY, LIMITED (MECO)

     In May 1996, MECO filed a request to increase rates based on a 1997 test year, primarily to recover the costs related to the anticipated 1997 addition of new generating unit M17. MECO requested an increase of 13%, or $18.9 million in annual revenues over rates in effect at the time of filing, based on a 12.9% return on average common equity (ROACE). On November 7, 1996, MECO filed a motion with the Public Utilities Commission of the State of Hawaii (PUC) to approve a stipulation between MECO and the Consumer Advocate which would close the MECO 1997 rate case and would provide MECO with an increase in annual revenues of $1.5 million over revenues at currently effective rates at that time, based on an 11.65% ROACE. The stipulation stated that the increase would be effective January 1, 1997, but it has not and will not become effective unless and until the PUC approves the stipulation. On May 23, 1997, the stipulated increase was revised to $1.3 million after considering the final decision in the 1996 test year case. The primary reason for the stipulation was a delay in the expected in-service date for MECO's generating unit M17, from the second half of 1997 to the first half of 1998, which resulted from delays in obtaining the necessary Prevention of Significant Deterioration/Covered Source Permit (PSD) from the Department of Health of the State of Hawaii/Environmental Protection Agency. MECO now anticipates that it will obtain the PSD permit necessary to place M17 in service in late 1998, in which event it is likely that MECO will file a request to increase rates based on a 1999 test year.

UPDATE OF HAWAII ELECTRIC LIGHT COMPANY, INC. (HELCO) POWER SITUATION

     On April 1, 1997, Hilo Coast Processing Company (HCPC) filed a complaint against HELCO with the PUC, requesting an immediate hearing on HCPC's offer for a new 20-year power purchase contract for its existing facility, which is proposed to be expanded from 22 MW to 32 MW. HCPC's existing power purchase agreement is scheduled to terminate at the end of 1999. On May 27, 1997, HELCO filed its response to HCPC's complaint. The PUC has converted the complaint to a purchased power contract negotiation proceeding. The procedural steps and schedule have not yet been established.

     On June 2, 1997, HELCO filed a motion with the PUC for approval of a settlement agreement reached with an independent power producer, Enserch Development Corporation (Enserch), regarding a power purchase agreement. The motion asks for: (1) approval of a settlement reached on avoided cost issues, and (2) a finding that it is prudent for HELCO to continue to pursue, in parallel with Enserch, the installation of its Keahole units to meet both the immediate need for power and the projected requirement for additional generation in 1999, realizing that there may be delays encountered by either or both projects. Upon the PUC's approval of the settlement agreement, the power purchase agreement and an interconnection agreement will be executed by the appropriate parties and submitted to the PUC for approval.

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

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.         HAWAIIAN ELECTRIC COMPANY, INC.
                      (Registrant)                              (Registrant)


 /s/ Robert F. Mougeot                     /s/ Paul Oyer
----------------------------------         -------------------------------
Robert F. Mougeot                          Paul A. Oyer
Financial Vice President and               Financial Vice President and
 Chief Financial Officer of HEI             Treasurer of HECO
(Principal Financial Officer of HEI)       (Principal Financial Officer of HECO)

Date:  June 13, 1997                       Date:  June 13, 1997

                                       3